Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS fiscal 2014 Second Quarter Results

RED BANK, NJ, June 4, 2014 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal second quarter and six months ended April 30, 2014.

RESULTS FOR the ThrEE and Six MONTH PERIODs ENDED April 30, 2014:

●

Total revenues were $449.9 million for the second quarter ended April 30, 2014, an increase of 6.4% compared with $423.0 million in the fiscal 2013 second quarter. For the six months ended April 30, 2014, total revenues increased 4.2% to $814.0 million compared with $781.2 million in the first half of the prior year.

●

Homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, increased 130 basis points to 20.2% in the second quarter of fiscal 2014 compared with 18.9% in the fiscal 2013 second quarter. For the first six months of fiscal 2014, homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 19.5% compared with 18.0% in the first six months of the prior year.

●

Pre-tax loss, excluding land-related charges and loss on extinguishment of debt, for the second quarter ended April 30, 2014 was $5.6 million compared with pre-tax income of $0.9 million in last year’s second quarter. During the first six months of fiscal 2014, the pre-tax loss, excluding land-related charges and loss on extinguishment of debt, was $28.8 million compared with a pre-tax loss of $19.2 million in the same period of the prior year.

●

Net loss was $7.9 million, or $0.05 per common share, for the three months ended April 30, 2014, compared with net income of $1.3 million, or $0.01 per common share, which included $2.6 million of federal and state tax benefits, during the same quarter a year ago. During the first six months of fiscal 2014, the net loss was $32.4 million, or $0.22 per common share, compared with a net loss of $10.0 million, or $0.07 per common share, which included $12.1 million of federal and state tax benefits, in last year’s first six months.

●

Deliveries, including unconsolidated joint ventures, were 1,331 homes in the fiscal 2014 second quarter, a 6.5% decrease compared with 1,424 homes in the prior year’s second quarter. For the six months ended April 30, 2014, deliveries, including unconsolidated joint ventures, were 2,469 homes compared with 2,612 homes in the first six months of fiscal 2013, a decrease of 5.5%.

●

The dollar value of consolidated net contracts increased 15.5% to $669.3 million for the second quarter of fiscal 2014 compared with $579.6 million for the same quarter a year ago. The dollar value of net contracts, including unconsolidated joint ventures, for the three months ended April 30, 2014 increased 1.0% to $703.0 million compared with $696.1 million in the second quarter of the prior year.

●

For the second quarter of fiscal 2014, the number of consolidated net contracts increased 6.7% to 1,809 homes compared with 1,695 homes in the second quarter of fiscal 2013. The number of net contracts, including unconsolidated joint ventures, decreased 2.2% to 1,907 homes in the second quarter of fiscal 2014 second quarter from 1,950 homes in the fiscal 2013 second quarter.

●

During the first half of fiscal 2014, the dollar value of consolidated net contracts increased 10.3% to $1,077.3 million compared with $976.5 million in the same period a year ago. The dollar value of net contracts, including unconsolidated joint ventures, for the first six months of fiscal 2014 was $1,158.8 million compared with $1,159.3 million in the first six months of the prior year.

●

In the first six months of fiscal 2014, the number of consolidated net contracts increased 0.4% to 2,901 homes from 2,890 homes in the first half of fiscal 2013. The number of net contracts, including unconsolidated joint ventures, decreased 5.6% to 3,109 homes for the six months ended April 30, 2014 from 3,294 homes in last year’s first six months.

●

As of April 30, 2014, the dollar value of consolidated contract backlog increased 21.0% to $1,046.3 million compared with $865.0 million at April 30, 2013. The dollar value of contract backlog, as of April 30, 2014, including unconsolidated joint ventures, was $1,135.7 million, which was an increase of 10.9%, compared with $1,024.6 million as of April 30, 2013.

●

As of April 30, 2014, the number of homes in consolidated contract backlog increased 13.6% to 2,797 homes compared with 2,462 homes as of the end of the second quarter of fiscal 2013. Contract backlog, as of April 30, 2014, including unconsolidated joint ventures, increased of 7.3% to 3,032 homes compared with 2,827 homes as of April 30, 2013.

●

Total interest expense as a percentage of total revenues was 8.0% during both the second quarter of fiscal 2014 and the second quarter of fiscal 2013. For the six months ended April 30, 2014, total interest expense as a percentage of total revenues declined 30 basis points to 8.4% compared with 8.7% during the first six months a year ago.

●

Total SG&A was $62.4 million, or 13.9% of total revenues, during the fiscal 2014 second quarter compared to $51.5 million, or 12.2% of total revenues, in last year’s second quarter. Total SG&A was $122.8 million, or 15.1% of total revenues, in the first six months of fiscal 2014 compared to $100.8 million, or 12.9% of total revenues, in the prior year’s first six months.

●

Adjusted EBITDA decreased to $32.2 million for fiscal 2014 second quarter compared to $37.1 million during the second quarter of fiscal 2013. Adjusted EBITDA decreased to $43.7 million for the six months ended April 30, 2014 compared to $53.6 million in the first six months of fiscal 2013.

●	The contract cancellation rate, including unconsolidated joint ventures, for the three months ended April 30, 2014 was 17%, compared with 16% in the second quarter of the prior year.

●

The valuation allowance was $936.3 million as of April 30, 2014. The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

LIQUIDITY AND INVENTORY AS OF APRIL 30, 2014:

●

During the second quarter of fiscal 2014, $105.3 million was spent on land and land development. For the six months ended April 30, 2014, the dollar amount spent on land and land development was $287.0 million.

●

Homebuilding cash was $243.3 million as of April 30, 2014, including $5.2 million of restricted cash required to collateralize letters of credit, compared to $263.4 million at April 30, 2013. In addition to homebuilding cash, there was $55.0 million of availability under the revolving credit facility as of April 30, 2014, bringing total liquidity to $298.3 million. Total liquidity increased 13.2% from $263.4 million at April 30, 2013.

●

As of April 30, 2014, the land position, including unconsolidated joint ventures, was 37,787 lots, consisting of 17,714 lots under option and 20,073 owned lots, an increase of 7,744 lots compared with a total of 30,043 lots as of April 30, 2013.

●	During the second quarter of fiscal 2014, approximately 5,600 lots were put under option or acquired in 56 communities.

COMMENTS FROM MANAGEMENT:

“We launched our national sales campaign, Big Deal Days, in March and were encouraged by the 728 net contracts signed during the month of March 2014, the highest level of monthly net contracts since April 2008. In addition, the 3.6 net contracts per active selling community in March was the highest level of monthly net contracts per community since September 2007,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “However, our sales pace during April and May was choppy and the total monthly sales pace per active selling community in both months fell short of last year’s levels.”

“We were pleased with the revenue growth, as well as improvements in our gross margin, that we reported for the second quarter of fiscal 2014,” stated J. Larry Sorsby, Chief Financial Officer and Executive Vice President. “In order to drive future revenue growth, we have invested in growing our community count. The related general and administrative costs to support these new community openings are hitting our SG&A costs today even though those communities are not yet delivering homes. As a result, our ratio of SG&A to total revenues is higher than normal. As we generate revenues from our increased community count, we will be able to leverage our total SG&A expenses and over time should return to a normalized SG&A ratio of approximately 10%,” stated Mr. Sorsby.

“Net contracts from our consolidated communities increased 7% for the second quarter. Given the increases in our consolidated net contracts, community count and backlog, we currently anticipate continued growth in revenues resulting in profitability during the second half of fiscal 2014. We expect to be profitable for all of fiscal 2014, but our profitability is expected to be more back-end weighted than it was in fiscal 2013. Ultimately, positive demographics will be the primary driver of the housing industry. Based on the current low level of national housing starts, we still firmly believe that we are in the early stages of a housing recovery,” concluded Mr. Hovnanian.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2014 second quarter financial results conference call at 11:00 a.m. E.T. on Wednesday, June 4, 2014. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises®, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Brighton Homes®, Parkwood Builders, Town & Country Homes and Oster Homes. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2013 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and loss on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net (loss) income. The reconciliation of EBIT, EBITDA and Adjusted EBITDA to net (loss) income is presented in a table attached to this earnings release.

(Loss) Income Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes. The reconciliation of (Loss) Income Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt to Loss Before Income Taxes is presented in a table attached to this earnings release.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “forward-looking statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of the sustained homebuilding downturn, (2) adverse weather and other environmental conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) the Company's sources of liquidity, (14) changes in credit ratings, (15) availability of net operating loss carryforwards, (16) operations through joint ventures with third parties, (17) product liability litigation, warranty claims and claims made by mortgage investors, (18) successful identification and integration of acquisitions, (19) significant influence of the Company’s controlling stockholders, (20) changes in tax laws affecting the after-tax costs of owning a home, (21) geopolitical risks, terrorist acts and other acts of war, and (22) other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Hovnanian Enterprises, Inc.

April 30, 2014

Statements of Consolidated Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Total Revenues	$449,929	$422,998	$813,977	$781,209
Costs and Expenses (a)	457,139	425,090	847,648	806,392
Loss on Extinguishment of Debt	(1,155)	-	(1,155)	-
Income from Unconsolidated Joint Ventures	1,067	827	3,638	3,116
Loss Before Income Taxes	(7,298)	(1,265)	(31,188)	(22,067)
Income Tax Provision (Benefit)	604	(2,583)	1,237	(12,077)
Net (Loss) Income	$(7,902)	$1,318	$(32,425)	$(9,990)

Per Share Data:
Basic:
(Loss) Income Per Common Share	$(0.05)	$0.01	$(0.22)	$(0.07)
Weighted Average Number of
Common Shares Outstanding (b)	146,325	145,948	146,151	144,373
Assuming Dilution:
(Loss) Income Per Common Share	$(0.05)	$0.01	$(0.22)	$(0.07)
Weighted Average Number of
Common Shares Outstanding (b)	146,325	147,231	146,151	144,373

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.

April 30, 2014

Reconciliation of (Loss) Income Before Income Taxes Excluding Land-Related Charges and

Loss on Extinguishment of Debt to Loss Before Income Taxes

(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Loss Before Income Taxes	$(7,298)	$(1,265)	$(31,188)	$(22,067)
Inventory Impairment Loss and Land Option Write-Offs	522	2,191	1,186	2,856
Loss on Extinguishment of Debt	1,155	-	1,155	-
(Loss) Income Before Income Taxes Excluding Land-Related
Charges and Loss on Extinguishment of Debt (a)	$(5,621)	$926	$(28,847)	$(19,211)

 (a) (Loss) Income Before Income Taxes Excluding Land-Related Charges and Loss on Extinguishment of Debt is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes.

Hovnanian Enterprises, Inc.

April 30, 2014

Gross Margin

(Dollars in Thousands)

	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Sale of Homes	$438,302	$409,576	$793,483	$743,857
Cost of Sales, Excluding Interest (a)	349,867	332,134	638,392	609,692
Homebuilding Gross Margin, Excluding Interest	88,435	77,442	155,091	134,165
Homebuilding Cost of Sales Interest	12,024	11,227	21,490	21,387
Homebuilding Gross Margin, Including Interest	$76,411	$66,215	$133,601	$112,778

Gross Margin Percentage, Excluding Interest	20.2%	18.9%	19.5%	18.0%
Gross Margin Percentage, Including Interest	17.4%	16.2%	16.8%	15.2%

	Land and Lot Sales Gross Margin		Land and Lot Sales Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Land and Lot Sales	$1,499	$1,451	$1,929	$13,278
Cost of Sales, Excluding Interest (a)	566	1,009	928	12,206
Land and Lot Sales Gross Margin, Excluding Interest	933	442	1,001	1,072
Land and Lot Sales Interest	383	47	407	167
Land and Lot Sales Gross Margin, Including Interest	$550	$395	$594	$905

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.
April 30, 2014
Reconciliation of Adjusted EBITDA to Net (Loss) Income
(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Net (Loss) Income	$(7,902)	$1,318	$(32,425)	$(9,990)
Income Tax Provision (Benefit)	604	(2,583)	1,237	(12,077)
Interest Expense	35,879	33,906	68,702	68,186
EBIT (a)	28,581	32,641	37,514	46,119
Depreciation	853	1,382	1,706	2,844
Amortization of Debt Costs	1,103	907	2,158	1,811
EBITDA (b)	30,537	34,930	41,378	50,774
Inventory Impairment Loss and Land Option Write-offs	522	2,191	1,186	2,856
Loss on Extinguishment of Debt	1,155	-	1,155	-
Adjusted EBITDA (c)	$32,214	$37,121	$43,719	$53,630

Interest Incurred	$36,782	$31,965	$71,601	$64,618

Adjusted EBITDA to Interest Incurred	0.88	1.16	0.61	0.83

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and inventory impairment loss and land option write-offs and loss on extinguishment of debt.

Hovnanian Enterprises, Inc.
April 30, 2014
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$107,089	$114,429	$105,093	$116,056
Plus Interest Incurred	36,782	31,965	71,601	64,618
Less Interest Expensed	35,879	33,906	68,702	68,186
Interest Capitalized at End of Period (a)	$107,992	$112,488	$107,992	$112,488

(a) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	April 30, 2014	October 31, 2013
	(Unaudited)	(1)
ASSETS

Homebuilding:
Cash	$238,116	$319,142
Restricted cash and cash equivalents	11,392	10,286
Inventories:
Sold and unsold homes and lots under development	950,978	752,749
Land and land options held for future development or sale	236,714	225,152
Consolidated inventory not owned:
Specific performance options	2,168	792
Other options	105,796	100,071
Total consolidated inventory not owned	107,964	100,863
Total inventories	1,295,656	1,078,764
Investments in and advances to unconsolidated joint ventures	47,665	51,438
Receivables, deposits, and notes – net	52,772	45,085
Property, plant, and equipment – net	45,884	46,211
Prepaid expenses and other assets	62,656	59,351
Total homebuilding	1,754,141	1,610,277

Financial services:
Cash	7,116	10,062
Restricted cash and cash equivalents	17,306	21,557
Mortgage loans held for sale at fair value	58,019	112,953
Other assets	2,241	4,281
Total financial services	84,682	148,853
Total assets	$1,838,823	$1,759,130

(1)  Derived from the audited balance sheet as of October 31, 2013.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands Except Share and Per Share Amounts)

	April 30, 2014	October 31, 2013
	(Unaudited)	(1)
LIABILITIES AND EQUITY

Homebuilding:
Nonrecourse mortgages	$92,879	$62,903
Accounts payable and other liabilities	303,332	307,764
Customers’ deposits	38,281	30,119
Nonrecourse mortgages secured by operating properties	17,185	17,733
Liabilities from inventory not owned	94,923	87,866
Total homebuilding	546,600	506,385

Financial services:
Accounts payable and other liabilities	27,018	32,874
Mortgage warehouse lines of credit	35,308	91,663
Total financial services	62,326	124,537

Notes payable:
Senior secured notes	979,262	978,611
Senior notes	590,113	461,210
Senior amortizing notes	19,004	20,857
Senior exchangeable notes	68,336	66,615
TEU senior subordinated amortizing notes	-	2,152
Accrued interest	32,272	28,261
Total notes payable	1,688,987	1,557,706
Income taxes payable	3,423	3,301
Total liabilities	2,301,336	2,191,929

Equity:
Hovnanian Enterprises, Inc. stockholders’ equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at April 30, 2014 and at October 31, 2013	135,299	135,299
Common stock, Class A, $0.01 par value – authorized 400,000,000 shares; issued 142,746,950 shares at April 30, 2014 and 136,306,223 shares at October 31, 2013 (including 11,760,763 shares at April 30, 2014 and October 31, 2013 held in Treasury)	1,427	1,363
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) – authorized 60,000,000 shares; issued 15,496,689 shares at April 30, 2014 and 15,347,615 shares at October 31, 2013 (including 691,748 shares at April 30, 2014 and October 31, 2013 held in Treasury)	155	153
Paid in capital – common stock	692,352	689,727
Accumulated deficit	(1,176,833)	(1,144,408)
Treasury stock – at cost	(115,360)	(115,360)
Total Hovnanian Enterprises, Inc. stockholders’ equity deficit	(462,960)	(433,226)
Noncontrolling interest in consolidated joint ventures	447	427
Total equity deficit	(462,513)	(432,799)
Total liabilities and equity	$1,838,823	$1,759,130

(1) Derived from the audited balance sheet as of October 31, 2013.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2014	2013	2014	2013
Revenues:
Homebuilding:
Sale of homes	$438,302	$409,576	$793,483	$743,857
Land sales and other revenues	2,215	2,740	2,988	15,011
Total homebuilding	440,517	412,316	796,471	758,868
Financial services	9,412	10,682	17,506	22,341
Total revenues	449,929	422,998	813,977	781,209

Expenses:
Homebuilding:
Cost of sales, excluding interest	350,433	333,143	639,320	621,898
Cost of sales interest	12,407	11,274	21,897	21,554
Inventory impairment loss and land option write-offs	522	2,191	1,186	2,856
Total cost of sales	363,362	346,608	662,403	646,308
Selling, general and administrative	47,806	37,802	91,768	74,573
Total homebuilding expenses	411,168	384,410	754,171	720,881

Financial services	6,707	7,137	13,379	14,565
Corporate general and administrative	14,641	13,725	31,033	26,228
Other interest	23,472	22,632	46,805	46,632
Other operations	1,151	(2,814)	2,260	(1,914)
Total expenses	457,139	425,090	847,648	806,392
Loss on extinguishment of debt	(1,155)	-	(1,155)	-
Income from unconsolidated joint ventures	1,067	827	3,638	3,116
Loss before income taxes	(7,298)	(1,265)	(31,188)	(22,067)
State and federal income tax provision (benefit):
State	604	(2,432)	1,237	(2,199)
Federal	-	(151)	-	(9,878)
Total income taxes	604	(2,583)	1,237	(12,077)
Net (loss) income	$(7,902)	$1,318	$(32,425)	$(9,990)

Per share data:
Basic:
(Loss) income per common share	$(0.05)	$0.01	$(0.22)	$(0.07)
Weighted-average number of common shares outstanding	146,325	145,948	146,151	144,373
Assuming dilution:
(Loss) income per common share	$(0.05)	$0.01	$(0.22)	$(0.07)
Weighted-average number of common shares outstanding	146,325	147,231	146,151	144,373

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(UNAUDITED)

					Communities Under Development
					Three Months - April 30, 2014
		Net Contracts			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Apr 30,			Apr 30,			Apr 30,
		2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
Northeast
(NJ, PA)	Home	156	183	(14.8)%	134	113	18.6%	237	315	(24.8)%
	Dollars	$75,485	$86,311	(12.5)%	$65,550	$53,100	23.4%	$113,846	$139,750	(18.5)%
	Avg. Price	$483,878	$471,647	2.6%	$489,180	$469,907	4.1%	$480,363	$443,652	8.3%
Mid-Atlantic
(DE, MD, VA, WV)	Home	263	181	45.3%	145	135	7.4%	404	341	18.5%
	Dollars	$119,935	$89,896	33.4%	$68,431	$57,706	18.6%	$203,218	$168,438	20.6%
	Avg. Price	$456,027	$496,664	(8.2)%	$471,938	$427,450	10.4%	$503,015	$493,954	1.8%
Midwest
(IL, MN, OH)	Home	229	247	(7.3)%	167	159	5.0%	666	530	25.7%
	Dollars	$65,242	$60,898	7.1%	$48,624	$39,356	23.5%	$171,987	$125,073	37.5%
	Avg. Price	$284,901	$246,549	15.6%	$291,162	$247,522	17.6%	$258,239	$235,987	9.4%
Southeast
(FL, GA, NC, SC)	Home	183	184	(0.5)%	164	135	21.5%	308	295	4.4%
	Dollars	$59,467	$51,479	15.5%	$50,792	$37,119	36.8%	$102,421	$81,715	25.3%
	Avg. Price	$324,956	$279,777	16.1%	$309,707	$274,952	12.6%	$332,537	$277,001	20.0%
Southwest
(AZ, TX)	Home	839	779	7.7%	551	571	(3.5)%	1,027	825	24.5%
	Dollars	$269,985	$235,517	14.6%	$164,212	$160,988	2.0%	$352,139	$273,910	28.6%
	Avg. Price	$321,794	$302,332	6.4%	$298,025	$281,941	5.7%	$342,881	$332,011	3.3%
West
(CA)	Home	139	121	14.9%	74	142	(47.9)%	155	156	(0.6)%
	Dollars	$79,167	$55,461	42.7%	$40,693	$61,308	(33.6)%	$102,644	$76,082	34.9%
	Avg. Price	$569,545	$458,359	24.3%	$549,905	$431,749	27.4%	$662,221	$487,707	35.8%
Consolidated Total
	Home	1,809	1,695	6.7%	1,235	1,255	(1.6)%	2,797	2,462	13.6%
	Dollars	$669,281	$579,562	15.5%	$438,302	$409,577	7.0%	$1,046,255	$864,968	21.0%
	Avg. Price	$369,973	$341,925	8.2%	$354,900	$326,356	8.7%	$374,063	$351,328	6.5%
Unconsolidated Joint Ventures
	Home	98	255	(61.6)%	96	169	(43.2)%	235	365	(35.6)%
	Dollars	$33,768	$116,572	(71.0)%	$33,411	$74,119	(54.9)%	$89,485	$159,583	(43.9)%
	Avg. Price	$344,567	$457,144	(24.6)%	$348,031	$438,576	(20.6)%	$380,787	$437,213	(12.9)%
Grand Total
	Home	1,907	1,950	(2.2)%	1,331	1,424	(6.5)%	3,032	2,827	7.3%
	Dollars	$703,049	$696,134	1.0%	$471,713	$483,696	(2.5)%	$1,135,740	$1,024,551	10.9%
	Avg. Price	$368,668	$356,992	3.3%	$354,405	$339,674	4.3%	$374,584	$362,416	3.4%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.
(2) Segment data excludes unconsolidated joint ventures.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(UNAUDITED)

					Communities Under Development
					Six Months - April 30, 2014
		Net Contracts			Deliveries			Contract
		Six Months Ended			Six Months Ended			Backlog
		Apr 30,			Apr 30,			Apr 30,
		2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
Northeast
(NJ, PA)	Home	257	288	(10.8)%	240	237	1.3%	237	315	(24.8)%
	Dollars	$127,523	$131,667	(3.1)%	$118,683	$107,333	10.6%	$113,846	$139,750	(18.5)%
	Avg. Price	$496,200	$457,179	8.5%	$494,512	$452,884	9.2%	$480,363	$443,652	8.3%
Mid-Atlantic
(DE, MD, VA, WV)	Home	403	327	23.2%	270	252	7.1%	404	341	18.5%
	Dollars	$190,832	$159,818	19.4%	$128,781	$110,152	16.9%	$203,218	$168,438	20.6%
	Avg. Price	$473,530	$488,739	(3.1)%	$476,966	$437,113	9.1%	$503,015	$493,954	1.8%
Midwest
(IL, MN, OH)	Home	397	400	(0.8)%	336	297	13.1%	666	530	25.7%
	Dollars	$113,633	$100,885	12.6%	$92,363	$71,528	29.1%	$171,987	$125,073	37.5%
	Avg. Price	$286,230	$252,213	13.5%	$274,889	$240,834	14.1%	$258,239	$235,987	9.4%
Southeast
(FL, GA, NC, SC)	Home	295	304	(3.0)%	295	244	20.9%	308	295	4.4%
	Dollars	$93,685	$84,743	10.6%	$89,920	$65,723	36.8%	$102,421	$81,715	25.3%
	Avg. Price	$317,576	$278,758	13.9%	$304,813	$269,357	13.2%	$332,537	$277,001	20.0%
Southwest
(AZ, TX)	Home	1,342	1,338	0.3%	992	1,019	(2.6)%	1,027	825	24.5%
	Dollars	$428,069	$394,786	8.4%	$292,297	$281,717	3.8%	$352,139	$273,910	28.6%
	Avg. Price	$318,978	$295,057	8.1%	$294,655	$276,464	6.6%	$342,881	$332,011	3.3%
West
(CA)	Home	207	233	(11.2)%	138	268	(48.5)%	155	156	(0.6)%
	Dollars	$123,557	$104,609	18.1%	$71,439	$107,404	(33.5)%	$102,644	$76,082	34.9%
	Avg. Price	$596,892	$448,966	32.9%	$517,672	$400,761	29.2%	$662,221	$487,707	35.8%
Consolidated Total
	Home	2,901	2,890	0.4%	2,271	2,317	(2.0)%	2,797	2,462	13.6%
	Dollars	$1,077,299	$976,508	10.3%	$793,483	$743,857	6.7%	$1,046,255	$864,968	21.0%
	Avg. Price	$371,354	$337,892	9.9%	$349,398	$321,043	8.8%	$374,063	$351,328	6.5%
Unconsolidated Joint Ventures
	Home	208	404	(48.5)%	198	295	(32.9)%	235	365	(35.6)%
	Dollars	$81,536	$182,790	(55.4)%	$77,987	$133,113	(41.4)%	$89,485	$159,583	(43.9)%
	Avg. Price	$391,998	$452,451	(13.4)%	$393,875	$451,230	(12.7)%	$380,787	$437,213	(12.9)%
Grand Total
	Home	3,109	3,294	(5.6)%	2,469	2,612	(5.5)%	3,032	2,827	7.3%
	Dollars	$1,158,835	$1,159,298	(0.0)%	$871,470	$876,970	(0.6)%	$1,135,740	$1,024,551	10.9%
	Avg. Price	$372,735	$351,942	5.9%	$352,965	$335,747	5.1%	$374,584	$362,416	3.4%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.
(2) Segment data excludes unconsolidated joint ventures.

 HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(UNAUDITED)

					Communities Under Development
					Three Months - April 30, 2014
		Net Contracts			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Apr 30,			Apr 30,			Apr 30,
		2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
Northeast
(includes unconsolidated joint ventures)	Home	167	226	(26.1)%	147	134	9.7%	261	364	(28.3)%
(NJ, PA)	Dollars	$75,796	$119,447	(36.5)%	$69,985	$70,314	(0.5)%	$122,405	$178,476	(31.4)%
	Avg. Price	$453,868	$528,527	(14.1)%	$476,088	$524,732	(9.3)%	$468,985	$490,318	(4.4)%
Mid-Atlantic
(includes unconsolidated joint ventures)	Home	301	291	3.4%	180	219	(17.8)%	489	481	1.7%
(DE, MD, VA, WV)	Dollars	$136,640	$139,068	(1.7)%	$82,620	$92,928	(11.1)%	$244,103	$231,927	5.3%
	Avg. Price	$453,953	$477,896	(5.0)%	$459,000	$424,329	8.2%	$499,188	$482,176	3.5%
Midwest
(includes unconsolidated joint ventures)	Home	247	288	(14.2)%	181	188	(3.7)%	706	617	14.4%
(IL, MN, OH)	Dollars	$70,073	$73,032	(4.1)%	$52,327	$47,566	10.0%	$182,927	$150,065	21.9%
	Avg. Price	$283,694	$253,584	11.9%	$289,100	$253,008	14.3%	$259,103	$243,217	6.5%
Southeast
(includes unconsolidated joint ventures)	Home	214	231	(7.4)%	198	159	24.5%	394	372	5.9%
(FL, GA, NC, SC)	Dollars	$71,388	$65,545	8.9%	$61,876	$44,832	38.0%	$131,522	$107,165	22.7%
	Avg. Price	$333,589	$283,746	17.6%	$312,506	$281,965	10.8%	$333,812	$288,079	15.9%
Southwest
(includes unconsolidated joint ventures)	Home	839	779	7.7%	551	571	(3.5)%	1,027	825	24.5%
(AZ, TX)	Dollars	$269,985	$235,517	14.6%	$164,212	$160,988	2.0%	$352,139	$273,910	28.6%
	Avg. Price	$321,794	$302,332	6.4%	$298,025	$281,941	5.7%	$342,881	$332,011	3.3%
West
(includes unconsolidated joint ventures)	Home	139	135	3.0%	74	153	(51.6)%	155	168	(7.7)%
(CA)	Dollars	$79,167	$63,525	24.6%	$40,693	$67,068	(39.3)%	$102,644	$83,008	23.7%
	Avg. Price	$569,545	$470,556	21.0%	$549,905	$438,351	25.4%	$662,221	$494,097	34.0%
Grand Total
	Home	1,907	1,950	(2.2)%	1,331	1,424	(6.5)%	3,032	2,827	7.3%
	Dollars	$703,049	$696,134	1.0%	$471,713	$483,696	(2.5)%	$1,135,740	$1,024,551	10.9%
	Avg. Price	$368,668	$356,992	3.3%	$354,405	$339,674	4.3%	$374,584	$362,416	3.4%
Consolidated Total
	Home	1,809	1,695	6.7%	1,235	1,255	(1.6)%	2,797	2,462	13.6%
	Dollars	$669,281	$579,562	15.5%	$438,302	$409,577	7.0%	$1,046,255	$864,968	21.0%
	Avg. Price	$369,973	$341,925	8.2%	$354,900	$326,356	8.7%	$374,063	$351,328	6.5%
Unconsolidated Joint Ventures
	Home	98	255	(61.6)%	96	169	(43.2)%	235	365	(35.6)%
	Dollars	$33,768	$116,572	(71.0)%	$33,411	$74,119	(54.9)%	$89,485	$159,583	(43.9)%
	Avg. Price	$344,567	$457,144	(24.6)%	$348,031	$438,576	(20.6)%	$380,787	$437,213	(12.9)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.

(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

(UNAUDITED)

					Communities Under Development
					Six Months - April 30, 2014
		Net Contracts			Deliveries			Contract
		Six Months Ended			Six Months Ended			Backlog
		Apr 30,			Apr 30,			Apr 30,
		2014	2013	% Change	2014	2013	% Change	2014	2013	% Change
Northeast
(includes unconsolidated joint ventures)	Home	295	349	(15.5)%	267	279	(4.3)%	261	364	(28.3)%
(NJ, PA)	Dollars	$143,165	$180,198	(20.6)%	$132,008	$142,674	(7.5)%	$122,405	$178,476	(31.4)%
	Avg. Price	$485,305	$516,327	(6.0)%	$494,411	$511,376	(3.3)%	$468,985	$490,318	(4.4)%
Mid-Atlantic
(includes unconsolidated joint ventures)	Home	494	505	(2.2)%	346	390	(11.3)%	489	481	1.7%
(DE, MD, VA, WV)	Dollars	$230,084	$238,099	(3.4)%	$161,372	$169,370	(4.7)%	$244,103	$231,927	5.3%
	Avg. Price	$465,756	$471,483	(1.2)%	$466,393	$434,283	7.4%	$499,188	$482,176	3.5%
Midwest
(includes unconsolidated joint ventures)	Home	422	472	(10.6)%	370	354	4.5%	706	617	14.4%
(IL, MN, OH)	Dollars	$120,504	$121,852	(1.1)%	$101,510	$87,706	15.7%	$182,927	$150,065	21.9%
	Avg. Price	$285,555	$258,161	10.6%	$274,352	$247,756	10.7%	$259,103	$243,217	6.5%
Southeast
(includes unconsolidated joint ventures)	Home	348	373	(6.7)%	347	284	22.2%	394	372	5.9%
(FL, GA, NC, SC)	Dollars	$112,764	$106,544	5.8%	$106,975	$78,719	35.9%	$131,522	$107,165	22.7%
	Avg. Price	$324,033	$285,641	13.4%	$308,286	$277,179	11.2%	$333,812	$288,079	15.9%
Southwest
(includes unconsolidated joint ventures)	Home	1,342	1,338	0.3%	992	1,019	(2.6)%	1,027	825	24.5%
(AZ, TX)	Dollars	$428,069	$394,786	8.4%	$292,297	$281,717	3.8%	$352,139	$273,910	28.6%
	Avg. Price	$318,978	$295,057	8.1%	$294,655	$276,464	6.6%	$342,881	$332,011	3.3%
West
(includes unconsolidated joint ventures)	Home	208	257	(19.1)%	147	286	(48.6)%	155	168	(7.7)%
(CA)	Dollars	$124,249	$117,819	5.5%	$77,308	$116,784	(33.8)%	$102,644	$83,008	23.7%
	Avg. Price	$597,351	$458,441	30.3%	$525,907	$408,335	28.8%	$662,221	$494,097	34.0%
Grand Total
	Home	3,109	3,294	(5.6)%	2,469	2,612	(5.5)%	3,032	2,827	7.3%
	Dollars	$1,158,835	$1,159,298	(0.0)%	$871,470	$876,970	(0.6)%	$1,135,740	$1,024,551	10.9%
	Avg. Price	$372,735	$351,942	5.9%	$352,965	$335,747	5.1%	$374,584	$362,416	3.4%
Consolidated Total
	Home	2,901	2,890	0.4%	2,271	2,317	(2.0)%	2,797	2,462	13.6%
	Dollars	$1,077,299	$976,508	10.3%	$793,483	$743,857	6.7%	$1,046,255	$864,968	21.0%
	Avg. Price	$371,354	$337,892	9.9%	$349,398	$321,043	8.8%	$374,063	$351,328	6.5%
Unconsolidated Joint Ventures
	Home	208	404	(48.5)%	198	295	(32.9)%	235	365	(35.6)%
	Dollars	$81,536	$182,790	(55.4)%	$77,987	$133,113	(41.4)%	$89,485	$159,583	(43.9)%
	Avg. Price	$391,998	$452,451	(13.4)%	$393,875	$451,230	(12.7)%	$380,787	$437,213	(12.9)%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.